UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 20, 2018 (April 18, 2018)

FC Global Realty Incorporated
(Exact name of registrant as specified in its charter)

Nevada	000-11635	59-2058100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Ramland Road South, Suite 200, Orangeburg, NY	10962
(Address of Principal Executive Offices)	(Zip Code)

(215) 619-3600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

 ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported on December 29, 2017, FC Global Realty Incorporated (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) with Opportunity Fund I-SS, LLC, a Delaware limited liability company (the “Investor”), on December 22, 2017, pursuant to which the Investor may invest up to $15,000,000 in the Company in a series of closings, in exchange for which the Investor will receive shares of the Company’s newly designated Series B Preferred Stock at a purchase price of $1.00 per share.

On December 22, 2017, the Company and the Investor completed the first closing under the Purchase Agreement, pursuant to which the Investor provided $1,500,000 to the Company in exchange for 1,500,000 shares of the Company’s Series B Preferred Stock. On January 24, 2018, the Company and the Investor completed a second closing under the Purchase Agreement, pursuant to which the Investor provided $2,225,000 to the Company in exchange for 2,225,000 shares of the Company’s Series B Preferred Stock.

Supplemental Agreement

On April 20, 2018, the Company and the Investor entered into a supplemental agreement (the “Supplemental Agreement”) to clarify certain voting and conversion limitations with respect to the Series B Preferred Stock in response to comments from the staff of the Nasdaq Stock Market.

Pursuant to the certificate of designation governing the terms of the Series B Preferred Stock (the “Certificate of Designation”), on any matter presented to stockholders for their action or consideration, each holder of Series B Preferred Stock was entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series B Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter (subject to certain conversion limitations described below). Pursuant to the Supplemental Agreement, the Investor agreed that the voting rights of the Series B Preferred Stock shall be limited to the number of votes that is equal to the quotient of the aggregate investment amount invested to purchase Series B Preferred Stock divided by $1.12, the market value of the Company’s Common Stock on December 21, 2017, or 0.892857142857143 votes per share (subject to certain conversion limitations described below).

The Certificate of Designation also provided that, if the Company has not obtained approval from stockholders, then the Company may not issue, upon conversion of the Series B Preferred Stock, a number of shares of Common Stock which would exceed 19.99% of the issued and outstanding shares of Common Stock on the date of conversion. Pursuant to the Supplement Agreement, the Investor agreed that, until stockholder approval is obtained, such conversion limitation shall be equal to 2,372,536 shares, or 19.99% of the 11,868,619 outstanding shares of Common Stock as of December 22, 2017, the date of the initial closing under the Purchase Agreement.

Cancellation and Exchange Agreement

On April 20, 2018, the Company and the Investor entered into a cancellation and exchange agreement (the “Exchange Agreement”), pursuant to which the Investor agreed to provide an additional $2,000,000 to the Company in exchange for 2,000,000 shares of the Company’s Series B Preferred Stock, subject to certain conditions set forth in the Exchange Agreement, including, among other things, the cancellation of 95,770 shares of the Company’s Series A Preferred Stock held by the Investor in exchange for 5,382,274 shares of the Company’s Common Stock (the “OFI Shares”). Under the Exchange Agreement, closing of this additional investment shall occur promptly following the filing of the Information Statement (as defined below) with the Securities and Exchange Commission and mailing of the Information Statement to the stockholders of the Company, and in any event within three (3) days thereafter.

In accordance with the Exchange Agreement, the Company has obtained the irrevocable written consent of at least a majority of the stockholders of the Company (excluding the Investor) that is final and binding (the “Stockholder Consent”) approving the issuance of the OFI Shares and the issuance of Common Stock upon conversion of all of the Series B Preferred Stock held by the Investor or issuable under the Purchase Agreement. The Stockholder Consent shall become effective on the 20th day following the filing and mailing of a definitive information statement on Schedule 14C (the “Information Statement”), at which time stockholder approval of such issuances shall become effective (“Stockholder Approval”). Pursuant to the Exchange Agreement, the Company agreed to issue the OFI Shares as soon as practicable after obtaining Stockholder Approval and in any event within three (3) business days of obtaining Stockholder Approval.

Pursuant to the Purchase Agreement, the Company agreed that the OFI Shares shall constitute “Registrable Securities” under the registration rights agreement between the Company and the Investor, dated December 22, 2017, and the Company shall use commercially reasonable efforts to promptly amend the registration statement filed by the Company on January 23, 2018 to include the OFI Shares and any other shares of Common Stock of the Company that are issuable to the Investor upon conversion of Series B Preferred Stock of the Investor that are not already included in such registration statement.

The Company also agreed that, as soon as the Investor identifies two director nominees to the Company, the Company’s nominating committee will commence its customary vetting process. On or prior to the closing of the additional investment, the Company agreed to appoint such director nominees to its board of directors.

Finally, the Exchange Agreement amends the Purchase Agreement to remove Section 4.6, which required the Company to amend the conversion price of the Company’s Series A Preferred Stock. The parties agreed that the Company has no obligation to amend the conversion price.

The foregoing summary of the terms and conditions of the Supplemental Agreement and Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of those agreements filed as exhibits to this report.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 regarding the issuance of the OFI Shares is incorporated by reference into this Item 3.02. The issuance of these securities is being made in reliance upon an exemption from the registration requirements of Section 5 of the Securities Act.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 18, 2018, stockholders collectively holding 8,592,972 shares consented in writing to approve (i) an amendment to the Company’s amended and restated articles of incorporation to change the name of the Company to Kona International Group, Inc. and (ii) the FC Global Realty Incorporated 2018 Equity Incentive Plan. Such shares represented approximately 60.34% of the Company’s outstanding shares eligible to vote on this matter.

On April 18, 2018, stockholders collectively holding 6,220,436 shares consented in writing to approve the issuance of shares of Common Stock to the Investor upon the conversion of shares of Series B Preferred Stock issued and issuable to the Investor in accordance with the terms of the Purchase Agreement and the issuance of the OFI Shares in accordance with the terms of the Exchange Agreement. Such shares represented approximately 52.41% of the Company’s outstanding shares eligible to vote on this matter.

Stockholder approval of these actions shall become effective on the 20th day following the filing and mailing of the Information Statement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
3.1	Certificate of Designation of Preferences, Rights and Limitations of Series B Preferred Stock of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on December 29, 2017)

10.1	Securities Purchase Agreement, dated December 22, 2017, between the Company and Opportunity Fund I-SS, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 29, 2017)

10.2	Registration Rights Agreement, dated December 22, 2017, between the Company and Opportunity Fund I-SS, LLC (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on December 29, 2017)

10.3	Supplemental Agreement, dated April 20, 2018, between the Company and Opportunity Fund I-SS, LLC

10.4	Cancellation and Exchange Agreement, dated April 20, 2018, between the Company and Opportunity Fund I-SS, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 20, 2018	FC GLOBAL REALTY INCORPORATED

	By:	/s/ Vineet P. Bedi
Vineet P. Bedi
Chief Executive Officer